Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 19, 2025, with respect to the consolidated financial statements of Outlook Therapeutics, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 17, 2026